Exhibit 32

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Monolithic System Technology, Inc. (the “Company”) for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Fu-Chieh Hsu, Chairman of the Board and Chief Executive Officer of the Company, and Mark Voll, Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Fu-Chieh Hsu
Fu-Chieh Hsu
Chairman of the Board and Chief Executive Office
August 13, 2003

/s/ Mark Voll
Mark Voll
Vice President, Finance and Administration, Chief Financial Officer and Secretary

August 13, 2003

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.